Exhibit 99.1

LINN ENERGY ANNOUNCES SECOND QUARTER 2007 RESULTS

Houston, Texas, August 13, 2007 – Linn Energy, LLC (Nasdaq: LINE) announced today financial and operating results for the three and six months ended June 30, 2007.

Selected comparative highlights include the following:

•                  For the second quarter of 2007 as compared to the first quarter of 2007, total production increased 15%, to 6.2 Bcfe from 5.4 Bcfe and Adjusted EBITDA increased 9%, to $36.6 million from $33.5 million.

•                  For the second quarter of 2007 as compared to the second quarter of 2006, total production increased 219%, to 6.2 Bcfe from 2.0 Bcfe and Adjusted EBITDA increased 146%, to $36.6 million from $14.9 million.

•                  For the six months ended June 30, 2007 as compared to the six months ended June 30, 2006, total production increased 208%, to 11.7 Bcfe from 3.8 Bcfe and Adjusted EBITDA increased 129%, to $70.1 million from $30.6 million.

“We are pleased to report that since going public in January of last year, we have been successful in acquiring $3.1 billion of assets in 11 transactions (assuming close of two pending acquisitions) and have raised $2.7 billion of equity capital in our IPO and four separate private placements (one pending) during the last nine months,” said Michael C. Linn, Chairman, President and Chief Executive Officer of Linn Energy.  “Our success in executing our business strategy of acquiring long life reserves across the country has resulted in annualized distribution growth of 57.5%, from $1.60 per unit in the first quarter of 2006 to $2.52 per unit starting in the fourth quarter of 2007 (assuming Board approval).”

Second Quarter Results

During the second quarter production increased from drilling and acquisitions resulting in an increase in gas, oil and NGL sales of 264%, to approximately $49.2 million, compared to $13.5 million in the second quarter of last year.  Similarly, for the six months ended June 30, 2007, gas, oil and NGL sales increased 196%, to approximately $88.4 million, compared to $29.9 million for the six months ended June 30, 2006.

Year-to-date, including the pending Mid-Continent acquisition and a $22.5 million acquisition in the Texas Panhandle, acquisitions would include six transactions for an aggregate purchase price of approximately $2.6 billion, with total proved reserves of approximately 1.1 Tcfe.  In addition, our capital activity resulted in 72 wells drilled during the second quarter of 2007, compared to 55 wells during the second quarter of 2006 and 113 wells year-to-date through June 30, 2007.

The Company also continued to build its operations team during the quarter, fully assuming all operating responsibility for its Texas assets on June 30, 2007.  To date, during 2007, the Company has hired approximately 40 employees, primarily at its corporate headquarters in Houston, and as a result, salaries and benefits expense increased approximately $1.7 million over the second quarter of last year.  As a result of a proactive recruiting effort, the Company’s operations and support infrastructure now has the strength to manage not only its current operations, but is enabling it to prepare for the pending Mid-Continent acquisition and potential future acquisitions. During the second quarter, the Company also incurred approximately $1.3 million in expenses for services performed by third-parties pursuant to a transition services agreement that ended on June 30, 2007.

Pending Acquisition

As previously announced, the Company has entered into a definitive purchase agreement with Dominion Resources, Inc. and certain affiliates to acquire Mid-Continent oil and gas properties in Oklahoma, Kansas and the Texas Panhandle for $2.05 billion, subject to customary closing adjustments.  The Company anticipates that the Mid-Continent acquisition will close during the third quarter of 2007, subject to customary closing conditions.  In June 2007, the Company executed a unit purchase agreement for a private placement of $1.5 billion of units and Class D units to a group of institutional investors contingent on closing of the Mid-Continent acquisition.  The Company intends to fund the Mid-Continent acquisition with the net proceeds from the private placement, together with borrowings under a new credit facility.  The Company expects to issue revised guidance for the third quarter 2007 and fiscal years 2007 and 2008 after closing the Mid-Continent acquisition.

Unit Distributions

In July 2007, the Company’s Board of Directors declared a distribution of $0.57 per unit with respect to the second quarter of 2007, representing a 10% increase over the Company’s distribution for the first quarter of 2007.  The distribution will be paid on August 14, 2007 to unitholders of record at the close of business on August 2, 2007.  As previously announced, management currently intends to recommend to the Board of Directors a further increase in the quarterly cash distribution to $0.63 per unit, or $2.52 per unit on an annualized basis, beginning in the fourth fiscal quarter of 2007, contingent on closing of the Mid-Continent acquisition.

Use of Non-GAAP Measures

Adjusted EBITDA is a non-GAAP financial measure that is reconciled to its most comparable GAAP financial measure under the heading “Explanation and Reconciliation of Non-GAAP Financial Measures” in this press release.

Conference Call

As previously announced, management will host a teleconference call on August 14, 2007 at 9:00 AM Eastern Time to discuss Linn Energy’s second quarter 2007 results.  Prepared remarks by Michael C. Linn, Chairman, President and Chief Executive Officer, Kolja Rockov, Executive Vice President and Chief Financial Officer, and Mark E. Ellis, Executive Vice President and Chief Operating Officer, will be followed by a question and answer period.

Investors and analysts are invited to participate in the call by phone at (866) 356-3093 (Passcode: 66137360) or via the internet at www.linnenergy.com.  A replay of the call will be available on the Company’s website or by phone at (888) 286-8010 (Passcode: 80222402) for a seven-day period following the call.

ABOUT LINN ENERGY

Linn Energy is an independent oil and gas company focused on the development and acquisition of long-lived properties which complement its asset profile in producing basins within the United States.  More information about Linn Energy is available on the internet at www.linnenergy.com.

CONTACTS:	Kolja Rockov	Jeanine Mouret
	Executive Vice President and CFO	Manager, Investor Relations
	281-840-4169	281-840-4144

This press release includes “forward-looking statements” within the meaning of the federal securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements include but are not limited to forward-looking statements about acquisitions and the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, hedging activities, capital expenditure levels and other guidance included in this press release.  These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.  These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for oil, gas and natural gas liquids, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission.  See “Risk Factors” in the Company’s 2006 Annual Report filed on Form 10-K and other public filings and press releases.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

(Financial Summary Follows)

Linn Energy, LLC

Explanation and Reconciliation of Non-GAAP Financial Measures

This press release includes the non-generally accepted accounting principle (“non-GAAP”) financial measure of “Adjusted EBITDA.”  The accompanying schedules provide reconciliations of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with United States generally accepted accounting principles (“GAAP”).  This non-GAAP financial measure should not be considered as an alternative to GAAP measures, such as net income, operating income or any other GAAP measure of liquidity or financial performance.

We define Adjusted EBITDA as net income (loss) plus:

•                  Net operating cash flow from acquisitions, effective date through closing date;

•                  Interest expense, net of amounts capitalized;

•                  Depreciation, depletion and amortization;

•                  Write-off of deferred financing fees and other;

•                  (Gain) loss on sale of assets;

•                  Accretion of asset retirement obligation;

•                  Unrealized (gain) loss on oil and gas derivatives;

•                  Unit-based compensation expense and unit warrant expense;

•                  IPO cash bonuses; and

•                  Income tax provision.

Adjusted EBITDA is a significant performance metric used by our management to indicate (prior to the establishment of any reserves by our Board of Directors) the cash distributions we expect to pay our unitholders.  Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates.  Adjusted EBITDA is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships and limited liability companies as a metric of core profitability or to assess the financial performance of assets.

The following table presents a reconciliation of our consolidated net income (loss) to Adjusted EBITDA (Unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(in thousands)
Net income (loss)	$(17,126)	$10,239	$(84,973)	$32,216
Plus:
Net operating cash flow from acquisitions, effective date through closing date	1,923	712	4,693	712
Interest expense, net of amounts capitalized	9,952	2,696	19,865	5,335
Depreciation, depletion and amortization	12,938	4,116	24,789	7,816
Write-off of deferred financing fees and other	(255)	129	549	503
(Gain) loss on sale of assets	60	29	(885)	47
Accretion of asset retirement obligation	224	61	334	119
Unrealized (gain) loss on oil and gas derivatives	24,887	(7,055)	94,401	(27,978)
Unit-based compensation and unit warrant expense	3,951	4,196	7,691	9,876
IPO cash bonuses	—	—	—	2,039
Income tax (benefit) provision (1)	30	(193)	3,662	(74)
Adjusted EBITDA	$36,584	$14,930	$70,126	$30,611

(1)          The Company’s taxable subsidiaries generated net operating losses for the year ended December 31, 2006.  Management has subsequently recovered expenses through an intercompany charge for services from Linn Operating, Inc. to Linn Energy, LLC, which resulted in a corresponding tax expense for the three and six months ended June 30, 2007.

Linn Energy, LLC

Operating Statistics (Unaudited)

Results of Operations - Three Months Ended June 30, 2007 Compared to Three Months Ended March 31, 2007

	Three Months Ended		Percentage
	June 30,	March 31,	Increase
	2007	2007	(Decrease)
Production:
Gas production (MMcf)	3,518	3,374	4.3%
Oil production (MBbls)	251	215	16.7%
Natural gas liquid production (MBbls)	203	127	59.8%
Total production (MMcfe)	6,245	5,424	15.1%
Average daily production (MMcfe/d)	68.6	60.3	13.8%

Weighted average realized prices: (1)
Gas (Mcf)	$8.68	$8.40	3.3%
Oil (Bbl) (2)	$60.50	$64.47	(6.2)%
Natural gas liquid (Bbl)	$52.63	$47.92	9.8%
Total (Mcfe)	$9.03	$8.90	1.5%

Average unit costs per Mcfe of production (non-GAAP):
Operating expenses	$2.36	$2.30	2.6%
General and administrative expenses (3)	$1.37	$1.27	7.9%
Depreciation, depletion and amortization	$2.07	$2.18	(5.0)%

(1)         Includes the effect of realized gains of $7.2 million and $9.1 million on derivatives for the three months ended June 30, 2007 and March 31, 2007.

(2)         Our oil production in California is sold pursuant to a long-term contract at 79% of NYMEX, and with gravity increase due to NGL being mixed into the oil stream, prices realized average approximately 82% of NYMEX.

(3)         This is a non-GAAP performance measure used by our management and is a quantitative measure used in the oil and gas industry.  The measure for the three months ended June 30, 2007 and March 31, 2007 excludes approximately $4.0 million and $3.7 million, respectively, of unit-based compensation expense and unit warrant expense.  General and administrative expenses including these amounts were $2.01 per Mcfe and $1.96 per Mcfe for the three months ended June 30, 2007 and March 31, 2007, respectively.

Linn Energy, LLC

Operating Statistics (Unaudited)

Results of Operations - Three Months Ended June 30, 2007 Compared to Three Months Ended June 30, 2006

	Three Months Ended June 30,		Percentage Increase
	2007	2006	(Decrease)
Production:
Gas production (MMcf)	3,518	1,914	83.8%
Oil production (MBbls)	251	7	*
Natural gas liquid production (MBbls)	203	—	—
Total production (MMcfe)	6,245	1,956	219.3%
Average daily production (MMcfe/d)	68.6	21.5	219.1%

Weighted average realized prices: (1)
Gas (Mcf)	$8.68	$9.91	(12.4)%
Oil (Bbl) (2)	$60.50	$58.03	4.3%
Natural gas liquid (Bbl)	$52.63	$—	—
Total (Mcfe)	$9.03	$9.90	(8.8)%

Average unit costs per Mcfe of production (non-GAAP):
Operating expenses	$2.36	$1.50	57.3%
General and administrative expenses (3)	$1.37	$1.40	(2.1)%
Depreciation, depletion and amortization	$2.07	$2.10	(1.4)%

(1)        Includes the effect of realized gains of $7.2 million and $5.8 million on derivatives for the three months ended June 30, 2007 and 2006, respectively.

(2)        Our oil production in California is sold pursuant to a long-term contract at 79% of NYMEX, and with gravity increase due to NGL being mixed into the oil stream, prices realized average approximately 82% of NYMEX.

(3)        This is a non-GAAP performance measure used by our management and is a quantitative measure used in the oil and gas industry.  The measure for the three months ended June 30, 2007 and 2006 excludes approximately $4.0 million and $4.2 million, respectively, of unit-based compensation expense and unit warrant expense.  General and administrative expenses including these amounts were $2.01 per Mcfe and $3.54 per Mcfe for the three months ended June 30, 2007 and 2006, respectively.

*               Not meaningful.

Linn Energy, LLC

Operating Statistics (Unaudited)

Results of Operations - Six Months Ended June 30, 2007 Compared to Six Months Ended June 30, 2006

	Six Months Ended June 30,		Percentage Increase
	2007	2006	(Decrease)
Production:
Gas production (MMcf)	6,892	3,712	85.7%
Oil production (MBbls)	466	13	*
Natural gas liquid production (MBbls)	330	—	—
Total production (MMcfe)	11,669	3,792	207.7%
Average daily production (MMcfe/d)	64.5	21.0	207.1%

Weighted average realized prices: (1)
Gas (Mcf)	$8.54	$10.32	(17.2)%
Oil (Bbl) (2)	$60.21	$58.23	3.4%
Natural gas liquid (Bbl)	$53.81	$—	—
Total (Mcfe)	$8.97	$10.30	(12.9)%

Average unit costs per Mcfe of production (non-GAAP):
Operating expenses	$2.33	$1.56	49.4%
General and administrative expenses (3)	$1.33	$1.18	12.7%
Depreciation, depletion and amortization	$2.12	$2.06	2.9%

(1)        Includes the effect of realized gains of $16.3 million and $9.2 million on derivatives for the six months ended June 30, 2007 and 2006, respectively.

(2)        Our oil production in California is sold pursuant to a long-term contract at 79% of NYMEX, and with gravity increase due to NGL being mixed into the oil stream, prices realized average approximately 82% of NYMEX.

(3)        This is a non-GAAP performance measure used by our management and is a quantitative measure used in the oil and gas industry.  The measure for the six months ended June 30, 2007 and 2006 excludes approximately $7.7 million and $9.9 million, respectively, of unit-based compensation expense and unit warrant expense.  The measure for the six months ended June 30, 2006 excludes approximately $2.0 million of bonuses paid to certain executive officers in connection with our initial public offering.  General and administrative expenses including these amounts were $1.98 per Mcfe and $4.32 per Mcfe for the six months ended June 30, 2007 and 2006, respectively.

*               Not meaningful.

Linn Energy, LLC

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(in thousands, except per unit amounts)
Revenues:
Oil, gas and natural gas liquid sales	$49,217	$13,529	$88,421	$29,904
Gain (loss) on oil and gas derivatives	(17,707)	12,895	(78,148)	37,141
Natural gas marketing revenues	1,139	1,346	2,917	2,564
Other revenues	1,139	204	3,229	493
	33,788	27,974	16,419	70,102
Expenses:
Operating expenses	14,714	2,933	27,170	5,927
Natural gas marketing expenses	879	1,189	2,226	2,172
General and administrative expenses	12,537	6,928	23,158	16,398
Depreciation, depletion and amortization	12,938	4,116	24,789	7,816
	41,068	15,166	77,343	32,313
	(7,280)	12,808	(60,924)	37,789
Other income and (expenses)	(9,816)	(2,762)	(20,387)	(5,647)
Income (loss) before income taxes	(17,096)	10,046	(81,311)	32,142
Income tax benefit (provision)	(30)	193	(3,662)	74
Net income (loss)	$(17,126)	$10,239	$(84,973)	$32,216

Net income (loss) per unit:
Units – basic	$(0.29)	$0.37	$(1.62)	$1.19
Units – diluted	$(0.29)	$0.36	$(1.62)	$1.18

Linn Energy, LLC

Selected Balance Sheet Data

	June 30, 2007	December 31, 2006
	(Unaudited)
	(in thousands)
Assets
Total current assets	$75,850	$69,676
Oil and gas properties and related equipment, net	1,314,513	733,289
Property and equipment, net	27,152	20,754
Other assets	74,415	92,589
Total assets	$1,491,930	$916,308

Liabilities and Unitholders’ Capital
Total current liabilities	$37,420	$18,017
Credit facility	476,000	425,750
Other long-term liabilities	54,681	21,587
Total liabilities	568,101	465,354
Unitholders’ capital	923,829	450,954
Total liabilities and unitholders’ capital	$1,491,930	$916,308

Linn Energy, LLC

Selected Cash Flow Data (Unaudited)

	Six Months Ended June 30,
	2007	2006
	(in thousands)

Net cash provided by (used in) operating activities	$(19,387)	$14,092
Net cash used in investing activities	(587,334)	(65,751)
Net cash provided by financing activities	601,084	44,253
Net decrease in cash	(5,637)	(7,406)

Cash and cash equivalents:
Beginning	6,595	11,041
Ending	$958	$3,635